UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2008

SKYPEOPLE FRUIT JUICE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-32249	98-0222013
(Commission File Number)	(IRS Employer Identification No.)

A-4F Tongxinge, Xietong Building, Gaoxin 2nd Road, Xi’an, China	710065
(Address of Principal Executive Offices)	(Zip Code)

011-86-29-88386415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On June 10, 2008, Shaanxi Tianren Organic Food Co., Ltd. (“Tianren”), a 99% owned subsidiary of Pacific Industry Holding Group Co., Ltd., which in turn is a wholly owned subsidiary of the Registrant, closed the transaction contemplated by the Stock Transfer Agreement with Shaanxi Hede Venture Capital Management Co., Ltd. (“Hede”) dated May 31, 2008. Pursuant to the Stock Transfer Agreement, Hede transferred all its stock ownership of Huludao Wonder Fruit Co., Ltd. to Tianren for a total price of RMB 48,250,000 or approximately $6,952,450 (U.S. dollars) based on the exchange rate as of May 31, 2008 published by the Federal Reserve Statistical Release. Tianren acquired substantially all the assets of Huludao Wonder Fruit Co., Ltd. A press release regarding Tianren’ acquisition of the assets is attached hereto as Exhibit 99.1 and incorporated herein by reference. Since Yongke Xue, the Chairman of the Board and Chief Executive Officer of the Company, owns 80% of the equity interest of Hede, Hede is the related party of Tianren according to FAS 57.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished herewith:

99.01	Text of press release issued by SkyPeople Fruit Juice, Inc. dated June 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2008

SKYPEOPLE FRUIT JUICE, INC.

By:	/s/ Yongke Xue
Yongke Xue,
Chief Executive Officer